EXHIBIT 99.2

Certification of

Chief Financial Officer

of Wyndham International, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the annual report on Form 10-Q (the “Form 10-Q”) for the period ended March 31, 2003 of Wyndham International, Inc. (the “Issuer”).

I, Richard A. Smith, Chief Financial Officer of the Issuer, certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: May 14, 2003.

/s/ Richard A. Smith

Name: Richard A. Smith

Subscribed and sworn to before me

this 14th day of May 2003.

/s/ Camaleta M. Roseman

Name: Camaleta M. Roseman

Title: Notary Public

My commission expires: 05-24-04

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.